             As filed with the Securities and Exchange Commission
                              on October 13, 1995


                                                 Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            Sequoia Systems, Inc.
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

            Delaware                                       04-2738973
-------------------------------                  -------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                              400 Nickerson Road
                       Marlborough, Massachusetts 01752
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)

                        1995 Outside Directors' Stock Option Plan
                        ------------------------------------------
                                (Full title of the plan)

                                  Jeremy F. Swett, Esq.
                                   400 Nickerson Road
                           Marlborough, Massachusetts  01752
--------------------------------------------------------------------------------
                         (Name and address of agent for service)

                                   (508) 480-0800
--------------------------------------------------------------------------------
              (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

 Title of                        Proposed           Proposed
securities     Amount to         maximum            maximum          Amount of
  to be            be         offering price       aggregate        registration
registered     registered       per share        offering price         fee
----------     ----------     --------------     --------------     ------------
Common          150,000        $5.94(1)           $891,000(1)         $308.00
Stock,          shares
$.40 par
value
---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on October 10, 1995.




                                 Page 1 of 9 pages.
                           Exhibit Index begins on page 7.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1995 Outside Directors' Stock Option Plan of Sequoia Systems, Inc., a Delaware corporation (the "Registrant") pursuant to Rule 428(b)(1).

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference.
              -----------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Prospectus by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the Common Stock, par value $.40 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities.
              -------------------------

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

     None.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VII of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify each person who is or was or has agreed to be a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Delaware General Corporation Law.

     Article IX of the Registrant's Certificate of Incorporation also provides that no director of the Registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

     Not applicable.

     Item 8.  Exhibits.
              --------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings.
              ------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlborough, Commonwealth of Massachusetts, on this 30th day of September, 1995.

                                   SEQUOIA SYSTEMS, INC.



                                   By:  /s/ Richard B. Goldman
                                      ---------------------------
                                        Richard B. Goldman
                                        Vice President and Chief
                                          Financial Officer

                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Sequoia Systems, Inc., hereby severally constitute Cornelius P. McMullan, Richard B. Goldman, Jeremy F. Swett and David A. Westenberg and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sequoia Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                   Date
---------                    -----                   ----

/s/Cornelius P. McMullan     President, Chief    ) September 30, 1995
------------------------     Executive Officer   )
Cornelius P. McMullan        and Director        )
                             (Principal Executive)
                             Officer)            )
                                                 )
                                                 )
/s/Richard B. Goldman        Vice President,     )
---------------------        Finance and Chief   ) September 30, 1995
Richard B. Goldman           Financial Officer   )
                             and (Principal      )
                             Accounting Officer) )
                                                 )
                                                 )
/s/Dean C. Campbell          Director            ) September 30, 1995
-------------------                              )
Dean C. Campbell                                 )
                                                 )
/s/A. Theodore Engkvist      Director            ) September 30, 1995
-----------------------                          )
A. Theodore Engkvist                             )
                                                 )
/s/Francis J. Hughes, Jr.    Director            ) September 30, 1995
-------------------------                        )
Francis J. Hughes, Jr.                           )
                                                 )
                             Director            ) September __, 1995
------------------                               )
Dennis Malloy                                    )
                                                 )
/s/John F. Smith             Director            ) September 30, 1995
------------------                               )
John F. Smith                                    )
                                                 )
/s/J. Michael Stewart        Director            ) September 30, 1995
---------------------                            )
J. Michael Stewart

                                 EXHIBIT INDEX
                                 -------------

                                                              Sequential
Exhibit                                                        Page No.
-------                                                       ----------

 4.1       Specimen certificate representing the Common
           Stock filed as Exhibit 4.1 to the Registrant's
           Registration Statement on Form S-1 (File No.
           33-33024) and incorporated herein by
           this reference                                         --

 5.1       Opinion of Hale and Dorr                               8

23.1       Consent of Hale and Dorr
           (included in Exhibit 5.1)                              --

23.2       Consent of Coopers & Lybrand L.L.P.                    9

24.1       Power of Attorney (included in the
           signature pages of this Registration                   --
           Statement)